UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Circuit City Stores, Inc.

(Name of Registrant as Specified In Its Charter)

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Circuit City Stores, Inc.

9950 Mayland Drive

Richmond, Virginia 23233

Notice of Annual Meeting of Shareholders

TO THE HOLDERS OF CIRCUIT CITY STORES, INC. COMMON STOCK:

The annual meeting of shareholders of Circuit City Stores, Inc. will be held at The Jepson Alumni Center at The University of Richmond, 49 Crenshaw Way, Richmond, Virginia, on Tuesday, June 17, 2003, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect four directors to three-year terms and one director to a two-year term;

2.	To consider and vote upon a proposal to approve the 2003 Stock Incentive Plan;

3.	To consider and vote upon a proposal to approve the 2003 Annual Performance-Based Bonus Plan;

4.	To consider and vote upon a shareholder proposal, if properly presented; and

5.	To transact such other business as may properly come before the meeting or any adjournments of the meeting.

If you were a stockholder of record at the close of business on April 23, 2003, then you are entitled to vote at our annual meeting and any adjournments of the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please promptly fill in, date, sign and return the enclosed proxy in the return envelope provided. You are cordially invited to attend the meeting.

By Order of the Board of Directors

W. STEPHEN CANNON, Secretary

May 9, 2003

PROXY STATEMENT

This proxy statement, mailed to holders of our common stock on or about May 9, 2003, is furnished in connection with the solicitation by the Board of Directors of Circuit City Stores, Inc. of proxies in the accompanying form for use at the annual meeting of shareholders to be held on June 17, 2003, and at any adjournments of the meeting. A copy of the annual report of the Company for the fiscal year ended February 28, 2003, has been mailed to you with this proxy statement.

GENERAL INFORMATION

Record Date and Voting Rights

On April 23, 2003, the record date for determining shareholders entitled to vote at the annual meeting, 207,680,119 shares of common stock were outstanding and entitled to vote. Each outstanding share of common stock entitles the holder thereof to one vote.

Quorum

A majority of the total votes entitled to be cast on matters to be considered at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the annual meeting. Broker Shares that are not voted on any matter at the annual meeting will not be included in determining whether a quorum is present at the meeting.

Votes Required for Approval

In the election of directors, the five nominees receiving the greatest number of votes cast will be elected. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. Actions on all other matters to come before the annual meeting, including the proposals to approve the 2003 Stock Incentive Plan and the 2003 Annual Performance-Based Bonus Plan and the shareholder proposal, will require that the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted will not be considered cast either for or against a matter and, therefore, will have no effect on the outcome.

Voting of Shares Held in Employee Stock Purchase Plan

Participants in the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan will receive a form to use to provide voting instructions to Computershare Trust Co., Inc. for the shares of common stock held on each participant’s behalf by Computershare, as service provider for the plan. The share amounts on the form will include the shares in your plan account. If you also own shares as a record holder, then the form will allow you to vote those shares by proxy. Voting instructions should be returned, properly executed, in the envelope provided. Computershare will vote in accordance with the participant’s instructions. Pursuant to the terms of the Plan, if a participant does not return voting instructions, Computershare will vote those shares in accordance with recommendations of the Board.

Solicitation of Proxies

In addition to the solicitation of proxies by mail, the Company’s officers and regular employees, without compensation other than regular compensation, may solicit proxies by telephone, electronic means and personal interview. The Company also has retained Morrow & Co., Inc. of New York, New York, at an approximate cost of $7,500 plus out-of-pocket expenses, to assist in the solicitation of proxies of shareholders whose shares are held in street name by brokers, banks and other institutions. The Company will bear the cost of all solicitation.

Voting Proxies

You may vote your proxy by marking, signing and dating your proxy card and returning it in the enclosed postage-paid envelope. A proxy, if executed and not revoked, will be voted FOR the election of the nominees for director named in this proxy statement, FOR approval of the 2003 Stock Incentive Plan, FOR approval of the 2003 Annual Performance-Based Bonus Plan and AGAINST the shareholder proposal set forth in this proxy statement, unless the proxy contains specific instructions to the contrary, in which event it will be voted in accordance with those instructions. If your shares are held in “street name” by your broker, do not follow the above instructions. Instead, follow the separate instructions provided by your broker.

Revocation of Proxies

If you are a shareholder of record, you may revoke your proxy or change your vote at any time before it is voted at the annual meeting by:

•	completing and mailing to us another proxy card dated later than your last proxy;

•	submitting a written revocation to the Secretary of Circuit City Stores, Inc. at 9950 Mayland Drive, Richmond, Virginia 23233; or

•	appearing in person and voting at the annual meeting.

If your shares are held in “street name” by your broker, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker.

To vote in person at the annual meeting, shareholders of record must attend the meeting and cast their votes in accordance with the voting provisions established for the annual meeting. Attendance at the annual meeting without voting in accordance with the voting procedures will not in and of itself revoke a proxy. If your broker holds your shares and you want to attend and vote your shares at the annual meeting, please take to the annual meeting a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote.

ITEM ONE—ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes with staggered three-year terms. Barbara S. Feigin, W. Alan McCollough and Mikael Salovaara, whose terms as directors of the Company will expire at the 2003 annual meeting, have been nominated for reelection to the Board. Ronald M. Brill, who was appointed to the Board after the 2002 annual meeting to serve until the 2003 annual meeting, and Alan Kane, also have been nominated for election to the Board. After six years of dedicated service, Robert S. Jepson, Jr. has declined to stand for reelection.

Although all nominees have indicated their willingness to serve if elected, if at the time of the annual meeting any nominee is unable to or unwilling to serve as a director of Circuit City Stores, Inc., shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate.

Information about the nominees for election as directors and the other directors of the Company whose terms of office do not expire this year appears below.

Nominees for Election to Three-Year Terms

RONALD M. BRILL, 59, Private Investor. Mr. Brill served as Executive Vice President and Chief Administrative Officer of The Home Depot, Inc., a home improvement retailer, from 1995 until 2000 and as a director of the same company from 1987 until 2000. He has been a director of the Company since December 2002.

BARBARA S. FEIGIN, 65, a consultant specializing in strategic marketing and branding since February 1999. She served as Executive Vice President, Worldwide Director of Strategic Services and a member of the Agency Policy Council of Grey Global, Inc. (formerly Grey Advertising, Inc.), the principal business of which is advertising and marketing communications, from 1983 until February 1999. She is a director of VF Corporation. She has been a director of the Company since 1994.

W. ALAN MCCOLLOUGH, 53, Chairman, President and Chief Executive Officer of the Company. Mr. McCollough joined the Company in 1987 as General Manager of Corporate Operations. He was elected Assistant Vice President in 1989, Vice President and Central Division President in 1991, Senior Vice President—Merchandising in 1994, President and Chief Operating Officer in 1997, Chief Executive Officer in June 2000 and Chairman of the Board effective June 2002. He is a director of VF Corporation. He has been a director of the Company since 1999.

MIKAEL SALOVAARA, 49, Private Investor. Mr. Salovaara was a partner of Greycliff Partners, a merchant banking firm, from 1991 to 2002. He was a Limited Partner of The Blackstone Group L.P. from 1994 to 1996. He has been a director of the Company since 1995.

Nominee for Election to a Two-Year Term

ALAN KANE, 61, Professor of Retailing at Columbia University Graduate School of Business since 1997. He is a director of Bluefly, Inc.

Directors Whose Terms Do Not Expire This Year

CAROLYN H. BYRD, 54, Chairman and Chief Executive Officer of GlobalTech Financial, LLC, a financial services company, since May 2000. She was President of Coca-Cola Financial Corporation from 1997 to May 2000. She is a director of Rare Hospitality International, Inc.; AFC Enterprises, Inc.; and the St. Paul Companies, Inc. She has been a director of the Company since 2001. Her present term will expire in 2005.

MICHAEL T. CHALIFOUX, 56, Executive Vice President and Chief Financial Officer of the Company since 1998, Secretary from 1993 to February 2003, Senior Vice President and Chief Financial Officer from 1990 until 1998. Mr. Chalifoux joined the Company in 1983 as Corporate Controller. He has been a director of the Company since 1991. His present term will expire in 2005.

RICHARD N. COOPER, 68, Professor of Economics at Harvard University since 1981. He is a director of The Phoenix Companies, Inc. He has been a director of the Company since 1983. His present term will expire in 2004.

JAMES F. HARDYMON, 68, retired as Chairman of Textron, Inc. in January 1999. Mr. Hardymon joined Textron, Inc., a public company that produces aircraft, fastening systems, and industrial components and products, in 1989 as President and Chief Operating Officer. He became Chief Executive Officer in 1992 and assumed the title of Chairman in 1993. He is a director of Air Products and Chemicals, Inc.; Championship Auto Racing Teams, Inc.; Lexmark International, Inc.; and American Standard Companies, Inc. He has been a director of the Company since 1998. His present term will expire in 2004.

PAULA G. ROSPUT, 46, Chairman, President and Chief Executive Officer of AGL Resources, Inc., an energy resource company, since February 2002 and President and Chief Executive Officer since August 2000. She was President and Chief Operating Officer of Atlanta Gas Light Company, a subsidiary of AGL Resources, Inc., from 1998 to August 2000. She is a director of Air Products and Chemicals, Inc. and The Coca-Cola Enterprises, Inc. She has been a director of the Company since 2001. Her present term will expire in 2005.

CAROLYN Y. WOO, 49, Dean of the Mendoza College of Business, University of Notre Dame, since 1997. From 1995 to 1997, Ms. Woo served as Associate Executive Vice President of Academic Affairs at Purdue University. She is a director of AON Corporation and NISource, Inc. She has been a director of the Company since 2001. Her present term will expire in 2004.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth beneficial ownership information as of February 28, 2003, for the Company’s common stock owned by:

•	the Chief Executive Officer and the four other most highly compensated officers (the “Named Executive Officers”),

•	each director and nominee for director of the Company,

•	directors and executive officers of the Company as a group, and

•	each person who is known by the Company to beneficially own more than 5 percent of the outstanding shares of the Company’s common stock.

Unless otherwise noted, each shareholder has sole voting power and sole investment power with respect to securities shown in the table below.

Name	Option Shares That May be Acquired Within 60 Days After February 28, 2003 (1)	Total Shares of Common Stock Beneficially Owned as of February 28, 2003 (2)		Percent of Class
Named Executive Officers
W. Alan McCollough**	2,240,850	2,405,227	(3)	1.1%
John W. Froman	367,475	492,881	(3)(4)	*
Michael T. Chalifoux**	838,443	1,057,343	(3)	*
Kim D. Maguire	74,995	111,098	(3)	*
Dennis J. Bowman	317,229	337,727	(3)	*

Directors/Director Nominees
Ronald M. Brill	0	6,145		*
Carolyn H. Byrd	2,197	3,098		*
Richard N. Cooper	24,369	78,821		*
Barbara S. Feigin	18,270	32,079		*
James F. Hardymon	7,782	14,672		*
Robert S. Jepson, Jr.	18,567	49,973		*
Alan Kane	0	0		*
Paula G. Rosput	1,481	3,221		*
Mikael Salovaara	18,270	99,141	(5)	*
Carolyn Y. Woo	2,543	3,535		*
All directors and executive officers as a group (20 persons)	5,136,700	6,035,043	(3)	2.4%

Beneficial Owners of More Than 5% of the Company’s common stock
American Express Financial Corporation	N/A	22,158,621	(6)	10.6%
200 AXP Financial Center
Minneapolis, MN 55474

The Slim Family	N/A	19,050,000	(7)	9.1%
Paseo de las Palmas 736
Colonia Lomas de Chapultepec
11000 Mexico D.F.
Mexico

*	Less than 1 percent of class, based on the total number of shares of common stock outstanding on February 28, 2003.

**	Messrs. McCollough and Chalifoux also are directors of the Company.

(1)	The number of option shares reflects adjustments resulting from the separation of CarMax from the Company effective October 1, 2002. Options to purchase Circuit City common stock were adjusted to reflect the effect of the issuance of the CarMax, Inc. common stock in the separation. The exercise price and number of shares subject to each option were adjusted and all other terms were preserved. The adjustment to each option was intended to preserve both the same intrinsic value and the same exercise price to market value ratio of the options immediately before and after the separation.

(2)	Includes shares of common stock that could be acquired through the exercise of stock options within 60 days after February 28, 2003.

(3)	Includes restricted shares of common stock as follows: Mr. McCollough 10,100; Mr. Froman 58,100; Mr. Chalifoux 8,100; Mr. Maguire 8,100; Mr. Bowman 4,366; and other executive officers 78,872.

(4)	Mr. Froman has shared voting power for 5,500 of the shares of common stock beneficially owned by him.

(5)	Includes 34,465 shares of common stock held by Trewstar LLC. Mr. Salovaara disclaims beneficial ownership of, and shares voting and dispositive power for, those shares. As of December 31, 2002, Mr. Salovaara owned 20.85 percent of Trewstar LLC. His wife and children indirectly own the remainder of Trewstar LLC.

(6)	Information concerning the Company’s common stock beneficially by American Express Financial Corporation was obtained from a Schedule 13G filed on March 10, 2003. According to this filing, American Express is a parent holding company and is registered as an investment adviser under the Investment Advisers Act of 1940. The filing indicates that of the 22,158,621 shares beneficially owned, American Express has shared voting power for 1,082,755 shares and shared dispositive power for all 22,158,621 shares.

(7)	Information concerning the Company’s common stock beneficially by the Slim Family was obtained from a Schedule 13G/A filed jointly on February 13, 2003, by each of the following reporting persons: Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit and Johanna Monique Slim Domit; Orient Star Holdings LLC, a holding company and Delaware limited liability company; Inmobiliaria Carso, S.A. de C.V., a holding company and Mexican sociedad anonima de capital variable; Commercial LLC, a holding company and Delaware limited liability company (“Commercial”); and U.S. Commercial S.A. de C.V., a holding company and Mexican sociedad anonima de capital variable (“U.S. Commercial”). According to the filing, of the 19,050,000 shares beneficially owned: (1) Orient Star directly owns 9,145,000 shares, (2) Commercial owns 9,905,000 shares and (3) the Slim Family is deemed to indirectly own all 19,050,000 shares as a result of their indirect ownership of all of the issued and outstanding voting securities of Inmobiliaria, the sole member of Orient Star, and U.S. Commercial, the sole member of Commercial. The filing indicates that each member of the Slim Family, Orient Star, Inmobiliaria, Commercial and U.S. Commercial shares voting and dispositive power for all 19,050,000 shares.

CERTAIN INFORMATION CONCERNING THE

BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held eight meetings during the fiscal year ended February 28, 2003. No director attended less than 75 percent of the aggregate number of meetings of the Board and the committees on which he or she served.

The Board has appointed the following standing Committees: Audit, Compensation and Personnel, Pension, and Nominating and Governance.

The Audit Committee is composed of Mikael Salovaara, Chairman; Ronald M. Brill; Carolyn H. Byrd; Richard N. Cooper; and Barbara S. Feigin. The Board of Directors, in its business judgement, has determined that all members of the Audit Committee are “independent,” as defined in the applicable listing standards of the New York Stock Exchange. The Audit Committee met seven times during the fiscal year ended February 28, 2003. The Audit Committee selects the independent auditors to audit the Company’s financial statements. It also reviews the scope of the proposed audits and audit procedures to be employed, the independence of the auditors, the effectiveness of the Company’s system of internal controls and the Company’s internal audit function. When the audit is complete, the Audit Committee reviews it with management and separately with the auditors. The report of the Audit Committee is included in this proxy statement on page 9.

The Compensation and Personnel Committee is composed of Robert S. Jepson, Jr., Chairman; Ronald M. Brill; Barbara S. Feigin; James F. Hardymon; and Paula G. Rosput. The Committee met four times during the fiscal year ended February 28, 2003. The functions of this Committee include reviewing, evaluating and approving the amount, design and implementation of compensation programs for officers and key personnel; making awards under and administering the Company’s stock incentive programs; reviewing and making recommendations with respect to senior management organization; and reviewing the Company’s programs for attracting and compensating management personnel at lower and middle levels. The report of the Compensation and Personnel Committee is included in this proxy statement beginning on page 13.

The Pension Committee is composed of Richard N. Cooper, Chairman; Carolyn H. Byrd; Paula G. Rosput; and Carolyn Y. Woo. The Committee met once during the fiscal year ended February 28, 2003. The functions of this Committee are to provide oversight of investment allocations and fund managers for the Employee Retirement Plan of Circuit City Stores, Inc. and to receive and review on behalf of the Board periodic reports concerning the funding status and investment performance of the Retirement Plan from the management employees of the Company with responsibility for such matters.

The Nominating and Governance Committee is composed of, James F. Hardymon, Chairman; Robert S. Jepson, Jr.; Mikael Salovaara; and Carolyn Y. Woo. The Committee met five times during the fiscal year ended February 28, 2003. The functions of this Committee include reviewing significant corporate governance issues and recommending changes to the Board as appropriate, recommending candidates for election as directors; and reviewing and recommending policies with regard to the size and composition of the Board. On behalf of the Board, the Committee considers nominees recommended by the Company’s shareholders.

The Company’s Board of Directors embraces the principle that diversity in all respects both strengthens its membership and increases its effectiveness. The Board strives to select for its membership highly qualified individuals who are dedicated to advancing the interests of the Company’s shareholders. When vacancies on the Board occur, the Nominating and Governance Committee seeks individuals who, based on their background and qualifications, can promote this goal in conjunction with the other members of the Board. The Committee actively seeks nominees who will bring diverse talents, experiences and perspectives to the Board’s deliberations.

The Board is actively involved in the Company’s strategic planning process. For information concerning the Company’s strategic planning process, including the Board’s involvement in the process, please visit the Investor Information section of the Company’s website at http://www.circuitcity.com.

In accordance with the Company’s bylaws, a shareholder who desires to nominate a person to the Board should submit to the Secretary of the Company written notice of his or her intent to make such nomination. That notice must be given either by personal delivery or by United States mail, postage prepaid, not later than 120 days in advance of the annual meeting, or with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The contents of that notice must be as specified in the Company’s bylaws, a copy of which may be obtained by any shareholder who directs a written request for the same to the Secretary of the Company.

Report of the Audit Committee

The Audit Committee acts under a written charter adopted by the Board of Directors. The charter is included in this proxy statement as Appendix A. The Committee’s primary function is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, KPMG LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America.

During fiscal year 2003, the Committee met with management, the internal auditors and the independent auditors. Regularly throughout the year, the Committee had separate private sessions with the independent auditors and the internal auditors to discuss financial management, accounting and internal control issues.

In performing its oversight role, the Audit Committee has reviewed and discussed both the quality and acceptability of the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2003.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its reviews before the Company’s public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States of America.

AUDIT COMMITTEE

Mikael Salovaara, Chairman

Ronald M. Brill

Carolyn H. Byrd

Richard N. Cooper

Barbara S. Feigin

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

Summary Compensation Table.    The table below sets forth for the three years ended February 28, 2003, the annual and long-term compensation for services by the Named Executive Officers in all capacities to the Company and its subsidiaries. The only stock appreciation rights granted were change of control SARs (described on page 17, under Employment Agreements and Change-In-Control Arrangements), which were granted in connection with each of the options. No free-standing SARs have been granted.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary $	Bonus $	Restricted Stock Awards $		Restricted Stock Units (1)	Securities Underlying Options (2)

W. Alan McCollough Chairman, President and Chief Executive Officer	2003 2002 2001	968,269 950,000 928,469	0 1,045,000 285,000	0 0 0		98,522 0 0	0 500,000 2,000,000

John W. Froman Executive Vice President Chief Operating Officer	2003 2002 2001	670,288 625,000 635,296	0 360,000 0	264,846 0 1,761,000	(3) (4)	49,261 0 0	0 250,000 100,000

Michael T. Chalifoux Executive Vice President Chief Financial Officer	2003 2002 2001	662,885 625,000 636,358	0 363,000 0	0 0 0		49,261 0 0	0 250,000 100,000

Kim D. Maguire Executive Vice President Chief Merchandising Officer	2003 2002 2001	561,538 149,423 N/A	0 0 N/A	0 613,575 N/A	(5)	49,261 0 N/A	0 200,000 N/A

Dennis J. Bowman Senior Vice President Chief Information Officer	2003 2002 2001	501,481 475,000 462,685	0 180,000 0	28,395 0 0	(3)	24,630 0 0	0 125,000 50,000

(1)	Messrs. McCollough, Froman, Chalifoux, Maguire and Bowman were issued restricted stock units on November 8, 2002. One third of the restricted stock units will vest on each of the first, second and third anniversaries of the grant date if the officer is still employed by the Company and/or its subsidiaries. All restrictions will lapse and all of the restricted stock units will vest upon death, disability, or retirement if the officer is still employed by the Company and/or its subsidiaries.

(2)	The number of securities underlying options does not reflect adjustments made as a result of the CarMax separation. See note 1 to the Beneficial Ownership of Securities table on page 6 for a discussion of those adjustments.

(3)	In fiscal 2003, Mr. Froman was awarded 14,560 shares of restricted stock and Mr. Bowman was awarded 1,561 shares of restricted stock in order to make their outstanding restricted shares equivalent to the remaining outstanding restricted shares that were granted to other officers of the Company under a fiscal 1998 grant and will vest under the same terms as those awards. These awards will vest in fiscal 2005, with provisions for performance-based accelerated vesting. Up to 40 percent of each grant may vest annually based on the Company’s performance in that year. The performance criteria for accelerated vesting are based on the total return on the Company’s common stock compared with a peer group of publicly traded consumer electronics retailers. Dividends are paid on all restricted stock during the restricted period. The amounts in the above table for awards in fiscal 2003 are based on the closing price of the Circuit City Group common stock, which was $18.19, on the date of the awards.

The number and value of each named executive officer’s restricted stock holdings as of February 28, 2003, based on a closing price of $4.42 for the Company’s common stock on that day, were as follows:

	Shares of Restricted Stock(#)	Value of Restricted Stock
W. Alan McCollough	10,100	$44,642
John W. Froman	58,100	$256,802
Michael T. Chalifoux	8,100	$35,802
Kim D. Maguire	8,100	$35,802
Dennis J. Bowman	4,366	$19,298

(4)	Mr. Froman was awarded 50,000 shares of restricted stock when he was promoted to Executive Vice President—Merchandising in June 2000. The amount in the above table is based on the average of the high and low market price of the Circuit City Group common stock, which was $35.22, on the date of the award. Dividends are paid on restricted stock during the restricted period.

(5)	Mr. Maguire was awarded 40,500 shares of restricted stock in fiscal 2002. The amount in the above table is based on the closing price of the Circuit City Group common stock, which was $15.15, on the date of the award. Dividends are paid on restricted stock during the restricted period.

Aggregated Options/SAR Exercises and Fiscal Year-End Option/SAR Value Table.    The following table sets forth information concerning common stock option exercises and fiscal year-end option/SAR values as of February 28, 2003, for the Named Executive Officers. The only SARs outstanding were change of control SARs as described on page 17, under Employment Agreements and Change-In-Control Arrangements.

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at February 28, 2003 (1)		Value of Unexercised In-the-Money Options/SARs at February 28, 2003
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Alan McCollough	0	$0	2,017,365	2,134,358	$0	$0
John W. Froman	0	$0	273,731	371,226	$0	$0
Michael T. Chalifoux	60,000	$429,000	708,701	428,223	$0	$0
Kim D. Maguire	0	$0	74,995	224,985	$0	$0
Dennis J. Bowman	0	$0	270,357	193,113	$0	$0

(1)	The number of securities underlying unexercised options reflect adjustments resulting from the CarMax separation. See note 1 to the Beneficial Ownership of Securities table on page 6 for a discussion of those adjustments.

Pension Plan/Benefit Restoration Plan.    The following table illustrates estimated annual retirement benefits payable under the Company’s defined benefit pension plans to persons in specified compensation and years of service classifications calculated as a straight life annuity with no social security or other offsets.

Highest Consecutive Five-Year Average Compensation	Estimated* Annual Pension for Representative Years of Credited Service
	15	20	25	30	35
$ 700,000	153,213	204,284	255,355	306,426	357,497
$ 900,000	198,213	264,284	330,355	396,426	462,497
$1,100,000	243,213	324,284	405,355	486,426	567,497
$1,300,000	288,213	384,284	480,355	576,426	672,497
$1,500,000	333,213	444,284	555,355	666,426	777,497
$1,700,000	378,213	504,284	630,355	756,426	882,497
$1,900,000	423,213	564,284	705,355	846,426	987,497
$2,100,000	468,213	624,284	780,355	936,426	1,092,497
$2,300,000	513,213	684,284	855,355	1,026,426	1,197,497
$2,500,000	558,213	744,284	930,355	1,116,426	1,302,497

*	For 2003, the Internal Revenue Code limit on the annual retirement benefits that may be paid from the pension plan was $160,000 and the limit on the amount of compensation that may be recognized by the pension plan was $200,000. The maximum annual benefit payable under the benefit restoration plan is $400,000 in 2003. The benefits shown on this table have not been limited by these caps.

The pension plan covers employees who satisfy certain age and service requirements. Benefits are based on a designated percentage of the average of compensation for the five highest of the last 10 consecutive years of employment, weighted according to years of credited service, and integrated with Social Security covered compensation. Also, the Internal Revenue Code imposes certain limits related to pension plan benefits. Any resulting reduction in an executive’s pension plan benefit will be compensated for under the Company’s benefit restoration plan up to the plan’s maximum benefit limit. For purposes of the defined benefit pension plans, compensation of participants includes base pay, bonuses, overtime and commissions and excludes amounts realized under any employee stock purchase plan or stock incentive plan. For purposes of the defined benefit pension plans, compensation for those individuals listed in the Summary Compensation Table is substantially the same as the amounts listed under the Salary and Bonus headings.

For purposes of the defined benefit pension plans, credited years of past and future service at age 65 will be 28 years for Mr. McCollough; 33, for Mr. Froman; 29, for Mr. Chalifoux; 19, for Mr. Maguire; and 23, for Mr. Bowman.

Equity Compensation Plan Information

The following table gives information about Circuit City common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of February 28, 2003. Unless otherwise noted, the number of securities underlying outstanding options, warrants and rights; exercise prices; and the number of shares available for issuance under the Company’s equity compensation plans reflect adjustments resulting from the CarMax separation. See note 1 to the Beneficial Ownership of Securities table on page 6 for a discussion of those adjustments.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	17,621,998		$15.44		10,240,949
Equity compensation plans not approved by security holders(2)	204,426	(3)	$4.30	(4)	1,056,678

Total	17,826,424				11,297,627

(1)	Certain options were granted with tandem stock appreciation rights that may be exercised in lieu of the related options in limited circumstances.

(2)	Most employees who have been employed by the Company for one year can participate in the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan. Executive officers are excluded from participating in the plan. A participating employee may authorize payroll deductions of 2 percent to 10 percent of compensation, up to an annual maximum of $7,500. Once each month, the payroll deductions are used to purchase Circuit City common stock. If shares are purchased in the open market, the purchase price is the average cost of all shares purchased for a particular month. If shares are purchased from the Company, the purchase price is the closing price of the Company’s common stock on the New York Stock Exchange on the last business day of the month. To encourage participation, the Company matches 15 percent of the employee’s contribution. An eligible employee may change, cease or restart contributions for any payroll period without any penalty. The Company pays all costs of the plan.

(3)	Shares purchased for February 2003.

(4)	Purchase price per share for shares purchased for February 2003.

Report of the Compensation and Personnel Committee

Compensation Philosophy

The Compensation and Personnel Committee, which is composed entirely of outside independent directors, reviews, evaluates and approves the amount, design and implementation of the Company’s compensation system for executive officers. The Committee believes that corporate performance and, in turn, shareholder value will be best enhanced by a compensation system that supports and reinforces the Company’s key operating and strategic goals while aligning the financial interests of the Company’s executive officers with those of the shareholders. The Company utilizes both short-term and long-term incentive compensation programs to achieve these objectives. Executive officer incentive compensation programs generally are tied to Company-wide achievement of annual financial goals and the market value of the Company’s stock. The Committee believes that the use of Company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. For some salaried employees, incentives may relate to performance of the Company. For other salaried employees, the incentive compensation program is tied also to division, department or store business goals and, in some cases, individual performance.

For the Company’s 2003 fiscal year, the Committee made its compensation decisions based on a review of the Company’s 2002 fiscal year performance and on the Company’s budget and other projections for the 2003 fiscal year. The Company is subject to Internal Revenue Code provisions that may limit the income tax deductibility of certain forms of compensation paid to the executive officers named in the Summary Compensation Table that precedes this report. These provisions allow full deductibility of certain types of performance-based compensation. The Company’s compensation practices, to the extent practicable, provide deductibility for compensation payments. Payments under the Annual Performance-Based Bonus Plan and awards under the 1994 Stock Incentive Plan qualify for deductibility under these provisions of the Internal Revenue Code.

Components of the Executive Compensation Program

The Company’s compensation program for executive officers consists generally of three components: base salary, an annual performance-based cash bonus and long-term stock incentives. In making compensation decisions for officers other than the Chief Executive Officer, the Committee considers the recommendations of the Chief Executive Officer, which may include a comparison of the compensation of the Company’s executive officers with compensation of officers at certain other retail companies as well as other companies with which it competes for executive talent. During the 2003 fiscal year, the Committee also utilized the services of a compensation consultant to assist with certain aspects of its evaluation.

As it deems necessary, the Committee compares various short- and long-term performance measures, including total shareholder return, return on average shareholders’ equity, sales, net income and earnings per share for the Company and other companies with which it competes for executive talent. The Committee has not established any particular level at which overall compensation will be set in respect to the compensation peer group. The Committee attempts to fashion an overall executive compensation program that is consistent with the Company’s competitive comparisons on the short- and long-term performance factors and is appropriate given the Company’s overall performance. The individual elements of the executive compensation program are addressed below.

Annual Salary

Each year, the Committee establishes salaries for executive officers and believes that the 2003 fiscal year salaries for executive officers are appropriate. The Committee intends that the salary levels provide for a large percentage of total compensation to be at-risk under the incentive programs. In evaluating individual executive officers, the Committee also may consider, among other factors: (1) a qualitative evaluation of the individual executive officer’s performance provided by the Chief Executive Officer; (2) the job responsibilities of the individual executive, including changes in those responsibilities; and (3) the Company’s performance for the prior fiscal year.

Annual Performance-Based Bonus

All salaried employees are eligible to receive cash bonuses under the Annual Performance-Based Bonus Plan based on targets established each year by the Committee and approved by the Board of Directors. The Bonus Plan is designed to motivate the Company’s employees to achieve the Company’s annual operating and financial goals. The Bonus Plan allows the Committee to establish performance goals based on pretax earnings, earnings per share or both.

For the 2003 fiscal year, the Bonus Plan measured the Company’s achievement of its target financial goals for earnings per share and pretax operating income before remodeling expenses for the Company. The target EPS and pretax operating income goals were established early in the fiscal year as part of the Company’s budgeting process and were approved by the Committee. Consistent with the Committee’s compensation philosophy of tying a large percentage of total compensation to performance, the potential maximum bonus for each executive officer was a significant percentage of that individual’s salary for the year.

For the 2003 fiscal year, the target bonus amounts were 100 percent of base salary for senior executives and the Chief Executive Officer. This bonus percentage reflects competitive practices as previously determined by the compensation consultant. The amount of bonus payments depends upon the extent to which the Company achieves its target financial goals for the year. For the 2003 fiscal year, the Company did not achieve the targeted financial performance for the payment of bonuses and the Circuit City officers did not earn a bonus under the Bonus Plan.

Long-Term Incentive Compensation

Grants under the Company’s 1994 Stock Incentive Plan provide long-term incentive compensation and are a significant component of total compensation. These programs are a part of the Company’s performance-based incentive compensation, rewarding officers as total shareholder value increases. For executive officers and other officers, grants under the Stock Incentive Plans are made in the form of nonqualified stock options and restricted stock.

The Committee considers stock-based grants to be an important means of ensuring that executive officers have a continuing incentive to increase the long-term return to shareholders and the value of the Company’s stock. Stock-based grants also aid in retention of executives. Grants of restricted stock were adjusted during fiscal year 2003 for officers who were promoted in order to maintain parity with comparable officers.

Stock options generally vest and become exercisable ratably over a period of four years from the date of grant and may be exercised within eight years of the date of grant. The number of stock options to be granted to a particular executive officer is determined by the Committee. For fiscal 2003, the Committee did not grant options to the senior officer group.

During the 2003 fiscal year, the Committee retained a compensation consultant to review the compensation paid to senior officers of the Company and compare it with compensation paid to senior officers of other leading retail companies. The report indicated that combined salary and bonus components were generally comparable to the median, but the Company provided significantly less long-term incentive awards than did the comparison group. The Committee followed the advice of the consultant and during the 2003 fiscal year implemented an additional long-term incentive program for senior management using restricted stock units under the Stock Incentive Plan. Under the program, the Committee awards “units” that correspond in number and value to a specified number of shares of restricted stock. The program provides for vesting at the end of a three-year period if the executive’s employment continues. For the 2003 fiscal year, the Committee received the advice of the compensation consultant about the size of the restricted stock unit grants for senior officers and generally followed that advice.

During the 1998 fiscal year, an additional long-term incentive program was instituted for senior management using restricted stock under the Stock Incentive Plan. The program provides for vesting at the end of a seven-year period if the executive’s employment continues. Accelerated vesting of the stock may occur based on the Company’s total shareholder return on its common stock measured against the performance of a peer group. In the 2003 fiscal year, the Company ranked third in its peer group based on total shareholder return. Based on the Company’s comparative performance, 15 percent of the awards which were previously granted to senior management under this program vested in the 2003 fiscal year.

Other Matters

To maintain compensation competitiveness and to create a retirement program that restores benefits for the Company’s more senior executives who are affected by Internal Revenue Code limits on benefits provided under the Company’s Pension Plan, the Company maintains a retirement benefit restoration plan. Subject to an annual limit, the retirement benefit restoration plan and the Pension Plan together provide benefits to all employees affected by the Internal Revenue Code limits at approximately the same percentage of compensation as for other employees. The Named Executive Officers participate in this plan.

In fiscal 2003, the Company also implemented a deferred compensation plan for the Company’s more senior executives who are affected by the Internal Revenue Code limits on pretax contributions provided under the Company’s 401(k) Savings Plan. Up to certain plan limits, the deferred compensation plan allows senior officers the opportunity to make pretax contributions and receive credit for matching contributions above those amounts permitted under the Company’s 401(k) Savings Plan. Similar to the retirement benefit restoration plan, the deferred compensation plan and the 401(k) Savings Plan, together allow executives affected by the Internal Revenue Code limits the opportunity to make and receive contributions at approximately the same percentage of compensation as are made and received by other employees. One of the Named Executive Officers participated in this plan during the 2003 fiscal year.

Chief Executive Officer’s Compensation

Mr. McCollough has been the Chief Executive Officer of the Company since the 2001 fiscal year. In setting Mr. McCollough’s compensation, the Committee examined general information about the competitive market for senior executives. The Committee believes that Mr. McCollough has led necessary changes in the areas of store design, merchandising, and marketing. Mr. McCollough’s compensation for the 2003 fiscal year also reflected the anticipated separation of CarMax to become an independent public company, which was successfully completed during the 2003 fiscal year. For fiscal 2003, the Committee decided to raise Mr. McCollough’s salary by $25,000 or 2.6 percent and to continue his performance-bonus target for the 2003 fiscal year at the levels set for him for the 2002 fiscal year. Mr. McCollough’s bonus was based upon the same measurements of the Company’s performance as the other officers under the Bonus Plan. Mr. McCollough did not receive a performance bonus for the 2003 fiscal year.

The Committee believes that the structure of incentives to Mr. McCollough is appropriate for Mr. McCollough’s role as Chief Executive Officer in the overall operations of the Company. The Committee views his fiscal 2003 compensation as appropriate when compared with the results of the Company, given the changing market conditions.

COMPENSATION AND PERSONNEL COMMITTEE

Robert S. Jepson, Jr., Chairman Ronald M. Brill Barbara S. Feigin James F. Hardymon Paula G. Rosput

Performance Graph

The following graph compares the cumulative total shareholder return on our common stock for the last five years with the S&P 500 Index and a peer group industry index, the S&P 500 Retailing Group. The graph assumes that the value of the investment in our common stock and each index was $100 at February 28, 1998, and that all dividends were reinvested.

Employment Agreements and Change-In-Control Arrangements

The Company has employment agreements with each of the Named Executive Officers. These agreements were revised during fiscal year 2003 based upon recommendations by a compensation consultant. Generally, these agreements provide for annual salary review and participation in the Company’s bonus, stock incentive and other employee benefit programs. They also provide for continuation of base salary, target bonus and participation in employee benefit plans for two years following termination by the Company without cause or termination by the employee for good reason. In those circumstances, the agreements also generally provide that the employee will be paid any pro rata bonus to which he would otherwise be entitled for that year with full vesting of any restricted stock grants that are not granted under a performance-based plan and any unvested stock options. After a change in control, the agreements also provide benefits upon the employee’s termination of employment either by the Company for any reason other than death, disability or cause, or by the employee voluntarily in the thirteenth month or for good reason within two years following a change of control. These benefits are a payment equal to the pro rata bonus for the year of termination, a severance amount equal to three times the employee’s salary and target bonus, health care continuation for three years, outplacement services up to $50,000 and a payment equal to three times the annual cost of perquisites. The agreements indemnify the employees for potential excise taxes under the Internal Revenue Code. Each agreement contains provisions confirming the employee’s obligation to maintain the confidentiality of proprietary information and not to compete with the Company for a specified period of time after the termination of employment. The employment agreements with the Named Executive Officers became effective in 2002. The current base salary for Mr. McCollough is $975,000, for Mr. Froman is $650,000, for Mr. Chalifoux is $650,000, for Mr. Maguire is $575,000, and Mr. Bowman is $490,000 under their respective employment agreements. Mr. Chalifoux has an agreement with the Company to receive a retirement benefit of $300,000 per year commencing when he leaves the Company until he reaches age 65.

The Named Executive Officers have been granted SARs in connection with some of the stock options granted to them under the Company’s stock incentive plan. The options also provide for accelerated vesting in the event of a change of control. The SARs are change of control SARs that only may be exercised in the event of a change of control. Upon exercise of the SAR and the surrender of the related option, the holder is entitled to receive cash from the Company in the amount of the spread between the option exercise price and the market value of the common stock at the time of exercise. The market value is determined by a formula designed to take into account the effect of the change of control.

COMPENSATION OF DIRECTORS

During fiscal 2003, directors who were not employees of the Company received a combination of equity-based and cash compensation. The cash compensation for non-employee directors included an annual retainer of $28,500 for service on the Board, an annual retainer of $2,500 for serving as a Committee chairperson and $1,500 for each Board and Committee meeting attended.

The non-employee directors’ equity-based compensation for fiscal 2003 was composed of a stock grant with a fair market value on the date of grant of $10,000 and a stock option grant with a value as of the date of grant (based on the Black-Scholes method) of $43,300. The equity-based components of director compensation for fiscal 2003 were divided between Circuit City Group common stock and CarMax Group common stock based on the relative market values of each Group’s common stock on the date of the grant. The exercise price for each option is 100 percent of the fair market value of the relevant common stock on the date of grant. The options vest evenly over three years from the date of grant and expire in eight years. Non-employee directors have the right to defer the receipt of compensation under the Company’s deferred compensation plan.

Equity-based awards are generally made on the date of the annual meeting. Accordingly, on June 18, 2002, the date of the 2002 annual meeting of shareholders, the eight non-employee directors were each granted 496 CarMax Group common stock options at an exercise price of $22.875 per share and 3,043 Circuit City Group common stock options at an exercise price of $21.075. These grants were made under the 2000 Non-Employee Directors Stock Incentive Plan. These same directors also were issued a retainer grant under the 2000 Plan of 398 shares of Circuit City Group common stock at an average market price of $21.075 and 70 shares of CarMax Group common stock at an average market price of $22.875. Ms. Feigin and Mr. Hardymon deferred this stock retainer grant for fiscal 2003.

If a director is elected to fill a vacancy between annual meetings, the director’s grant is made as of the date service begins. As a result, Ronald Brill, who was elected to the Board on December 9, 2002, was granted 8,408 options at an exercise price of $8.75 per share under the 2000 Plan. Mr. Brill also was issued a retainer grant under the 2000 Plan of 1,145 shares of the Company’s common stock at an average market price of $8.75.

Non-employee directors also may participate in the Company’s matching gift program. The Company will match a director’s charitable contributions up to a total of $10,000 each year.

Directors who are employees of the Company receive no compensation for service as members of the Board or Board committees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers, directors and persons who own more than 10 percent of the Company’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of those forms and any amendments it has received and written representations from the Company’s officers and directors that they were not required to file Form 5 for specified fiscal years, the Company believes that all officers, directors and beneficial owners of more than 10 percent of the Company’s common stock complied with all of the filing requirements applicable to them with respect to transactions during the fiscal year ended February 28, 2003.

ITEM TWO—PROPOSAL TO ADOPT THE

2003 STOCK INCENTIVE PLAN

Introduction

The Board of Directors of the Company has adopted the Circuit City Stores, Inc. 2003 Stock Incentive Plan. The Board of Directors recommends that you vote for the approval of the 2003 Stock Incentive Plan. A brief summary of the 2003 Stock Incentive Plan follows, with the full text printed in Appendix B.

The 2003 Stock Incentive Plan is designed to encourage and motivate selected employees of the Company and its affiliates to contribute to the successful performance of the Company. The Board of Directors believes that stock ownership by employees promotes a unity of purpose between employees and shareholders. The 2003 Stock Incentive Plan supports the achievement of the Company’s primary long-term performance objectives by stimulating the efforts of employees and strengthening their desire to remain with the Company and its affiliates.

The Board of Directors recommended that the 2003 Stock Incentive Plan be submitted for approval by the Company’s shareholders:

•	to meet the requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) so that the Company’s ability to deduct payments under the 2003 Stock Incentive Plan for federal income tax purposes would not be limited by the provisions of Section 162(m),

•	to meet the requirements of the Internal Revenue Code to issue incentive stock options, and

•	to comply with the New York Stock Exchange rule of obtaining shareholder approval for incentive plans that permit stock awards to executives.

This recommendation is consistent with the Board’s policy concerning Section 162(m) and its desire to comply with all New York Stock Exchange rules. The 2003 Stock Incentive Plan will apply to each of the Company’s fiscal years while the 2003 Stock Incentive Plan is in effect, beginning with the fiscal year ending on February 28, 2004. The 2003 Stock Incentive Plan is intended to replace and operate substantially in the same manner as the Circuit City Stores, Inc. 1994 Stock Incentive Plan, as amended. If the 2003 Stock Incentive Plan is approved by shareholders, then the Company will not grant any additional incentive awards under the 1994 Incentive Plan after the date of the annual meeting. The principal features of the 2003 Stock Incentive Plan are summarized below.

General

The 2003 Stock Incentive Plan authorizes 5,000,000 shares of the Company’s common stock for issuance pursuant to incentive awards made under the 2003 Stock Incentive Plan. After the date of the annual meeting, the number of available and unused shares under the 1994 Stock Incentive Plan will equal or exceed the number of shares reserved for issuance under the 2003 Stock Incentive Plan. Up to one million of the shares reserved under the 2003 Stock Incentive Plan may be issued as restricted stock or restricted stock units. Incentive awards under the 2003 Stock Incentive Plan may be in the form of stock options, stock appreciation rights, restricted stock, or restricted stock units. Adjustments will be made in the aggregate number of shares that may be issued under the 2003 Stock Incentive Plan in the event of a change affecting shares of the Company’s common stock, such as a stock dividend, recapitalization, reorganization, or merger. No more than 1,500,000 shares may be allocated to incentive awards to one employee during a single calendar year.

Administration

The Compensation and Personnel Committee of the Company’s Board of Directors will administer the 2003 Stock Incentive Plan. This Compensation Committee will be comprised of at least two directors of the Company, and each member shall be a “non-employee director” as defined for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of Section 162(m). The Compensation Committee has the power and complete discretion to administer the 2003 Stock Incentive Plan, including the power to determine:

•	when to grant incentive awards,

•	which eligible employees will receive incentive awards,

•	whether the award will be an option, stock appreciation right, restricted stock, or restricted stock unit,

•	whether stock appreciation rights will be attached to options, and

•	the number of shares to be allocated to each incentive award.

The Compensation Committee may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock received under the Plan, and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for the Company to reacquire shares issued pursuant to an incentive award.

Stock Options

Options to purchase shares of the Company’s common stock granted under the 2003 Stock Incentive Plan may be “incentive stock options” or nonstatutory stock options. Incentive stock options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code, while nonstatutory stock options do not. The option price of the Company’s common stock covered by an incentive stock option may not be less than 100 percent (or, in the case of an incentive stock option granted to a 10 percent shareholder, 110 percent) of the fair market value of the Company’s common stock on the date of the option grant. The option price of the Company’s common stock covered by a nonstatutory stock option may not be less than 100 percent of the fair market value of the Company’s common stock on the date of grant. Fair market value will be the average of the high and low public trading prices of the Company’s common stock for any particular date. The 2003 Stock Incentive Plan prohibits the repricing of options without shareholder approval.

The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 2003 Stock Incentive Plan or any other similar plan maintained by the Company is limited to $100,000.

Options may only be exercised at such times as may be specified by the Compensation Committee, provided, however, that an incentive stock option may not be exercised after the first to occur of (1) ten years (or, in the case of an incentive stock option granted to a 10 percent shareholder, five years) from the date the incentive stock option was granted, (2) three months from the optionee’s termination of employment with the Company or its affiliates for reasons other than death or disability, or (3) one year from the optionee’s termination of employment because of death or disability.

If the option so provides, an optionee exercising an option may pay the purchase price in cash, by delivering mature shares of the Company’s common stock, by delivering a promissory note, or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price.

Change of Control

The Compensation Committee may, in its discretion, include provisions in stock options granted under the 2003 Stock Incentive Plan that will make the options become fully exercisable upon a “change of control” of the Company, or upon the occurrence of one or more events subsequent to a change of control, notwithstanding other conditions on exercisability in the option. A change of control will be deemed to have taken place if: (1) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or acquires the right to become, the beneficial owner of the Company’s securities having 20 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of the Board of Directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (2) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

Stock Appreciation Rights

The Compensation Committee may award stock appreciation rights under the 2003 Stock Incentive Plan either with or without related options, or the Compensation Committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to the Company all or a portion of his unexercised stock appreciation right and receive in exchange an amount equal to the difference between (1) the fair market value on the date of exercise of the Company’s common stock covered by the surrendered portion of the stock appreciation right and (2) the exercise price of the Company’s common stock under the related option or, if not related to an option, the fair market value of the Company’s common stock on the date the stock appreciation right was awarded. The Compensation Committee may limit the amount that can be received when a stock appreciation right is exercised. When a stock appreciation right related to an option is exercised, the underlying option, to the extent surrendered, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. The Company’s obligation arising upon exercise of a stock appreciation right may be paid in the Company’s common stock or in cash, or in any combination of the two, as the Compensation Committee may determine.

Stock appreciation rights may only be exercised when the underlying option is exercisable or, if there is no underlying option, at such times as may be specified by the Compensation Committee.

Restricted Stock

Restricted stock issued pursuant to the plan is subject to the following general restrictions: (1) none of such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on the shares have lapsed or been removed under the provisions of the plan, and (2) if a holder of restricted stock ceases to be employed by the Company or one of its affiliates, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed. The Compensation Committee is also authorized to impose additional restrictions on restricted stock awards, including additional events of forfeiture.

The Compensation Committee will establish as to each share of restricted stock issued under the 2003 Stock Incentive Plan the terms and conditions upon which the restrictions on the shares will lapse. Except in limited circumstances, the period of restriction must be at least three years from the date of grant. Those terms and conditions may include, without limitation, the lapsing of the restrictions at the end of a specified period of time, as a result of the disability, death or retirement of the participant, or as a result of the occurrence of a change of control. In addition, the Compensation Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all of those restrictions.

During the period of restriction, participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares.

Restricted Stock Units

Restricted stock units may be granted on the terms and conditions set by the Compensation Committee with the same limits as for restricted stock. In the case of restricted stock units, no shares are issued at the time of grant. Rather, upon the lapse of all restrictions, a restricted stock unit entitles a participant to receive shares of common stock or a cash amount equal to the fair market value of a share of common stock on the date the restrictions lapse.

Transferability of Incentive Awards

Except as provided in an award, no options, stock appreciation rights, or restricted stock units granted under the plan, and, during the applicable period of restriction, no shares of restricted stock, may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the plan will be exercisable during the participant’s lifetime only by that participant or, if permissible under applicable law, by the participant’s guardians or legal representatives. Upon the death of a participant, the participant’s personal representative or beneficiary may exercise the participant’s rights under the plan.

Term; Modification of 2003 Stock Incentive Plan

The plan is effective as of the date the plan is approved by the Company’s shareholders. The grant of incentive awards is generally contingent on shareholder approval of the plan and meeting federal or state securities laws requirements. Furthermore, employees cannot exercise any options or stock appreciation rights granted under the plan until these same conditions are met. The plan will terminate ten years after the effective date, unless the Board of Directors terminates it prior to that date.

The Board of Directors may amend, alter or terminate the 2003 Stock Incentive Plan in such respects as it deems advisable; provided that the Company’s shareholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the 2003 Stock Incentive Plan,

•	materially increase the number of shares of the Company’s common stock that may be issued under the 2003 Stock Incentive Plan,

•	materially modify the requirements of eligibility for participation in the 2003 Stock Incentive Plan, or

•	permit repricing of options.

Incentive awards granted under the 2003 Stock Incentive Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the plan.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the 2003 Stock Incentive Plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder. The rules governing the tax treatment of those awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options.    A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonstatutory stock option, as described below.

The general rule is that gain or loss from the sale or exchange of shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonstatutory Stock Options and Stock Appreciation Rights.    A participant generally is not required to recognize income on the grant of a nonstatutory stock option or a stock appreciation right. Instead, a participant generally is required to recognize ordinary income on the date the nonstatutory stock option or stock appreciation right is exercised. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonstatutory stock option, is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, and (b) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts.

Restricted Stock.    Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Internal Revenue Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

Restricted Stock Units.    A participant generally is not required to recognize ordinary income on the grant of restricted stock units. Instead, ordinary income generally is required to be recognized upon the issuance of shares and/or the payment of cash pursuant to the terms of the award. In general, the amount of ordinary income required to be recognized is the amount of cash and/or the fair market value of any shares received plus the amount of taxes withheld from such amounts.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted under the 2003 Stock Incentive Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company.    The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonstatutory stock option (including an incentive stock option that is treated as a nonstatutory stock option, as described above), a stock appreciation right, restricted stock, or restricted stock unit, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Performance-Based Compensation.    Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year. The 2003 Stock Incentive Plan has been designed to allow the Compensation Committee to grant stock options and stock appreciation rights that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 2003 STOCK INCENTIVE PLAN.

ITEM THREE—PROPOSAL TO ADOPT THE 2003

ANNUAL PERFORMANCE-BASED BONUS PLAN

Introduction

The Board of Directors of the Company has adopted the Circuit City Stores, Inc. 2003 Annual Performance- Based Bonus Plan. The Company is the sponsor of the 2003 Bonus Plan. The purpose of the 2003 Bonus Plan is to provide an annual performance-based cash incentive for the executive officers of the Company who are in a position to contribute materially to the success of the Company and its subsidiaries. The Board of Directors recommended that the 2003 Bonus Plan be submitted for approval by the Company’s shareholders to meet the requirements of Section 162(m) of the Internal Revenue Code (“Section 162 (m)”) so that the Company’s ability to deduct payments under the 2003 Bonus Plan for federal income tax purposes would not be limited by the provisions of Section 162(m). This recommendation is consistent with the Board’s policy concerning Section 162(m). The 2003 Bonus Plan will apply to each of the Company’s fiscal years while the 2003 Bonus Plan is in effect, beginning with the fiscal year ending on February 28, 2004. The 2003 Bonus Plan is intended to operate substantially in the same manner as the previous Circuit City Stores, Inc. Annual Performance-Based Bonus Plan as it applied to executive officers. The principal features of the 2003 Bonus Plan are summarized below. The summary is qualified by reference to the complete text of the 2003 Bonus Plan, which is attached as Appendix C. If the 2003 Bonus Plan is not approved by the Company’s shareholders, cash bonuses paid to the Company’s senior executive officers may not be deductible.

Administration

The 2003 Bonus Plan will be administered by the Compensation and Personnel Committee of the Board of Directors of the Company.

Eligibility

All executive officers of the Company are eligible to participate in the 2003 Bonus Plan. The Compensation Committee will select which executive officers will participate each plan year and the terms and conditions of annual awards to participants. There are 16 employees eligible to participate in the 2003 Bonus Plan during fiscal year 2004.

Operation of the 2003 Bonus Plan

For each plan year, the Compensation Committee will select the performance criteria to be used for that plan year. The permissible performance criteria under the 2003 Bonus Plan are the Company’s pretax earnings (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes), earnings per share (including or excluding nonrecurring items), return on invested capital, free cash flow, value added (ROIC less cost of capital multiplied by capital), total shareholder return, economic value added (net operating profit after tax less cost of capital), operating ratio, cost reduction (or limits on cost increases), debt to capitalization, debt to equity, earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share before extraordinary items, income from operations (including or excluding nonrecurring items), income from operations compared with capital spending, net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes), net sales; price per share of the Company’s common stock, return on assets, return on capital employed, return on equity, return on investment, return on sales, and sales volume.

For purposes of the performance criteria, the Company refers to Circuit City Stores and its subsidiaries on a consolidated basis. Any or all of the performance criteria may be used for a plan year. The Compensation Committee will also determine the appropriate weight to be given to any applicable performance criteria for a plan year. For each performance criteria, the Compensation Committee will establish one or more performance goals. During a plan year, the Compensation Committee may increase, but not decrease, a performance goal. For attainment of each level of performance goal, the Compensation Committee will establish a performance adjustment percentage to be applied to the target bonuses of the plan participants for that plan year. The performance adjustment percentage may be between zero percent and 200 percent. The Compensation Committee may limit the maximum performance adjustment for a plan year to less than 200 percent.

The performance criteria, performance goals and performance adjustments may vary among participants for a plan year. The Compensation Committee will also establish a target bonus for each participant for each plan year. After the end of a plan year, the Compensation Committee will certify in writing the level of performance goal that was attained for the prior plan year. A participant’s bonus under the plan will be obtained by multiplying the performance adjustment for the attained performance goal times the participant’s target bonus. The maximum bonus award for a participant for a plan year will be the lesser of 200 percent of the participant’s base salary for the plan year or $3 million. Bonuses for participants are payable in cash after the Compensation Committee certifies the achievement of the performance goal.

Termination; Amendments

The 2003 Bonus Plan will terminate on February 28, 2013, unless it is terminated earlier by the Company’s Board of Directors. The Board of Directors may amend the plan, provided that any amendment to change the performance criteria or materially increase the maximum potential benefits for participants must be approved by the shareholders of the Company except for amendments necessary to meet the requirements of Section 162(m) of the Internal Revenue Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE 2003 ANNUAL PERFORMANCE-BASED BONUS PLAN.

NEW PLAN BENEFITS

The following table shows, to the extent determinable, the benefits or amounts that will be received by or allocated to the listed individuals and groups for fiscal 2004, or comparable benefits or amounts for fiscal 2003, under the 2003 Bonus Plan and 2003 Stock Incentive Plan, if those plans are approved by the shareholders.

	2003 Annual Performance-Based Bonus Plan(1)	2003 Stock Incentive Plan(2)
Name and Position	Dollar Value	Number of Shares		Number of Restricted Stock Units(3)
W. Alan McCollough	$975,000	0		98,522
Chairman, President and
Chief Executive Officer

John W. Froman	$390,000	0		49,261
Executive Vice President
Chief Operating Officer

Michael T. Chalifoux	$390,000	0		49,261
Executive Vice President
Chief Financial Officer

Kim D. Maguire	$345,000	0		49,261
Executive Vice President
Chief Merchandising Officer

Dennis J. Bowman	$196,000	0		24,630
Senior Vice President
Chief Information Officer

Executive Group	$3,926,000	—		270,935

Non-Executive Director Group	N/A	N/A		N/A

Non-Executive Officer Employee Group	N/A	2,340,362	(4)	203,199

(1)	The dollar values are estimates based on the target awards and current salaries to the individuals and groups identified for the 2004 fiscal year. The actual awards are subject to performance conditions and are not determinable at this time.
(2)	Grants under the 2003 Stock Incentive Plan are discretionary and are not determinable at this time. Therefore, the shares and restricted stock units shown are the awards received by the individuals and groups for the 2003 fiscal year under the 1994 Stock Incentive Plan.
(3)	Units consist of restricted stock units that shall vest either one third each year for three years or upon death, disability, or retirement, whichever comes first.
(4)	Total shares include 1,516,833 non-qualified stock options and 823,529 shares of restricted stock.

ITEM FOUR—SHAREHOLDER PROPOSAL

The Company’s Board of Directors recommends that, if it is properly presented at the annual meeting, shareholders vote AGAINST the following shareholder proposal submitted by the AFSCME Employees Pension Plan. Upon receiving an oral or written request, the Company will furnish the address and number of shares of common stock held by this shareholder.

RESOLVED, that the shareholders of Circuit City Stores Inc. (“Circuit City” or the “Company”) request the Board of Directors (the “Board”) to redeem the preference share purchase rights distributed on April 29, 1998, unless such distribution is approved by the affirmative vote of holders of a majority of shares present and voting, to be held as soon as may be practicable.

SUPPORTING STATEMENT

On March 18, 2000, Circuit City’s stock closed at over $61 per share. On October 9, 2002, it closed at $9, a drop of over 85 percent. On August 8, 2002, CIBC Oppenheimer downgraded its rating on Circuit City’s stock from “buy” to “hold”.

We believe this is an appropriate time for our Board to begin to eliminate management-entrenching corporate governance structures, particularly the Company’s poison pill. The Board created the current poison pill rights plan in April of 1998 with the distribution of preference share purchase rights to shareholders. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe that the future possibility of an unsolicited bid justifies the unilateral implementation of a poison pill. A substantial majority of Circuit City shareholders appear to agree: last year, 73 percent of shares voted favored a proposal to redeem the rights or require shareholder approval for the rights plan’s continuation.

We do not share the Board’s view that our Company should have put a rights plan into effect without shareholder approval. While management and the Board of Directors should have appropriate tools to ensure that all shareholders benefit from any proposal to buy the Company, we do not believe that the future possibility of an unsolicited bid justifies the unilateral implementation of a poison pill.

The effect of poison pills on the value of companies’ stock has been the subject of extensive research. A 1986 study by the Office of the Chief Economist of the U.S. Securities and Exchange Commission on the economics of rights plans states that “The stock-returns evidence suggests that the effect of poison pills to deter prospective hostile takeover bids outweighs the beneficial effects that might come from increased bargaining leverage of the target management.” A 1992 study by Professor John Pound of Harvard University’s Corporate Research Project and Lilli A. Gordon of the Gordon Group found a correlation between high corporate performance and the absence of poison pills.

A recent study found that firms with the strongest shareholder rights significantly outperform companies with weaker shareholder rights and outperform the broader market. A 2001 study of 1,500 firms by researchers at Harvard and the University of Pennsylvania’s Wharton School found a significant positive relationship between greater shareholder rights, as measured by a governance index, and both firm valuation and performance from 1990 to 1999. The governance index took into account, among other things, whether a company had a poison pill.

Rights plans like ours have become increasingly unpopular in recent years. In 2002, a majority of stockholders at 31 companies, including Ryder System, State Street Global Advisors, and Sears, voted in favor of proposals asking management to redeem or obtain shareholder approval for poison pills.

We urge shareholders to vote for this resolution!

Board of Directors’ Statement in Opposition

The Board recommends that you vote against this shareholder proposal because the proposal would limit significantly the Board’s ability to protect the Company’s shareholders. The Board believes that the Company’s shareholder rights plan is in the best interests of the Company’s shareholders and is consistent with preserving and maximizing long-term shareholder value.

The purpose of the shareholder rights plan is to maximize shareholder value by encouraging negotiation with the Board and by giving the Board adequate time to consider, respond to and seek alternatives to unsolicited bids for the Company. The plan is designed to deter coercive or unfair acquisition techniques that would not treat all shareholders fairly, including partial or two-tiered tender offers, gradual accumulations of the Company’s stock in the open market and squeeze-out mergers. Even though the plan makes it more difficult for the Company to be acquired on terms that are not fair to all shareholders, it does not and cannot prevent an acquisition of the Company that is in the shareholders’ best interests, such as an all-cash offer at a full and fair price. In addition, the Company’s plan does not prevent a proxy fight to remove and replace the Board if it refuses to redeem the rights.

Both Virginia’s legislature and courts have decided that directors of Virginia corporations are expected to and should play an important role in the context of a hostile takeover. Several statutes impose additional requirements for completion of significant corporate actions that do not have disinterested director approval. Virginia’s legislature has endorsed the use of shareholder rights plans by granting to the Board the ability to create or issue rights for the purchase of shares of a corporation on terms and conditions, and for the consideration determined, by the Board, unless this authority has been reserved to the corporation’s shareholders in its articles of incorporation. Each of these statutes has been upheld by Virginia’s courts when challenged.

Although the proponent asserts that plans similar to the Company’s shareholder rights plan have become increasingly unpopular, more than 2,000 companies, including most of the companies in the Fortune 500, have adopted, and continue to have in place, shareholder rights plans to protect their shareholders against abusive acquisition tactics. The Board does not believe that the shareholder rights plan is designed to entrench management. It is important in this regard to note that the Board has a fiduciary duty to the Company and its shareholders that prohibits the Board from placing the interests of management in retaining their employment above the best interests of the shareholders.

The Company’s shareholder rights plan was adopted by the Board on April 14, 1998, and replaced a similar shareholder rights plan originally adopted by the Board in 1988. In each case, the rights plan was adopted after careful and deliberate consideration and was adopted by a Board that had a substantial majority of independent directors. The current plan is scheduled to expire in April 2008.

Since the shareholder vote at the last annual meeting to which the proponent refers, the Board has reviewed with counsel and financial advisors the alternative defenses against unfair and coercive takeovers available to the Company and the vulnerability of the Company to such takeovers in the current environment. Based on this review, the Board has concluded that it would be imprudent to make any change to the shareholder rights plan at this time. The Board has decided, however, to appoint a committee composed of independent directors to undertake a review and evaluation of the shareholder rights plan on or before May 1, 2006 (or sooner if any person makes an offer to acquire more than 15 percent of the Company’s outstanding common stock), with full authority to determine whether or not maintenance of the shareholder rights plan is in the best interests of the Company and its shareholders.

In conclusion, although the Board has determined that review of the advisability of the shareholder rights plan’s maintenance is warranted at three-year intervals, the Board believes that the plan is a tool that the Board should have at the present time for the protection of the Company’s shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

KPMG LLP served during the Company’s fiscal year ended February 28, 2003, as the Company’s independent certified public accountants and has been selected as the Company’s independent certified public accountants for the current fiscal year. Representatives of KPMG LLP will be present at the meeting of the Company’s shareholders. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The Company has paid or expects to pay KPMG LLP, our principal audit firm, approximately $710,000 for audit services during fiscal 2003 and approximately $579,000 for audit services during fiscal 2002. The audit fee category includes the amounts billed for the fiscal 2003 audit, quarterly reviews of unaudited financial statements and services related to SEC registration statements.

All Other Fees

The Company has paid or expects to pay KPMG LLP approximately $205,000 for audit-related services during fiscal 2003 and approximately $196,000 for audit-related services during fiscal 2002. The audit-related services category consists of employee benefit plan audits and attestation services related to securitization activities. The Company has paid or expects to pay KPMG LLP approximately $398,000 for non-audit-related tax services during fiscal 2003 and approximately $285,000 for non-audit-related tax services during fiscal 2002.

OTHER BUSINESS

At this time, the Company does not know of any other business that will be presented to the meeting. If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION

AT THE 2004 ANNUAL MEETING

Section 1.3 of the Company’s bylaws provides that, in addition to other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice to the Secretary or an Assistant Secretary at the principal office of the Company. The notice must be received (1) on or after February 1st and before March 1st of the year in which the meeting will be held, if clause (2) is not applicable, or (2) not less than 90 days before the date of the meeting if the date for such meeting prescribed in the bylaws has been changed by more than 30 days. The shareholder’s notice must set forth:

•	the name and address of the shareholder, as they appear on the Company’s stock transfer books,

•	the class and number of shares of stock of the Company beneficially owned by the shareholder,

•	a representation that the shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice,

•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business and

•	any interest that the shareholder may have in such business.

The proxies will have discretionary authority to vote on any matter that properly comes before the meeting if the shareholder has not provided timely written notice as required by the bylaws.

A proposal that any shareholder desires to have included in the proxy statement for the 2004 annual meeting of shareholders must be received by the Company no later than January 10, 2004.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2003, as filed with the Securities and Exchange Commission, may be obtained by any shareholder after May 31, 2003, free of charge, upon written request to Office of the Corporate Secretary, Circuit City Stores, Inc., 9950 Mayland Drive, Richmond, Virginia 23233, or by calling (804) 527-4022.

By Order of the Board of Directors

W. Stephen Cannon, Secretary

May 9, 2003

APPENDIX A

CIRCUIT CITY STORES, INC.

AUDIT COMMITTEE CHARTER

Organization

1.	The Audit Committee is a committee of the Board of Directors. The members and chair of the committee will be elected by the full Board and will serve at the pleasure of the Board.

2.	All members of the committee must meet the independence and experience requirements for audit committee members under the listing standards of the New York Stock Exchange and applicable law. At least one member of the committee must have accounting or related financial management expertise, as the Board interprets such qualifications in its business judgment. If an audit committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair his or her ability to serve on the audit committee and must disclose this determination in the annual proxy statement.

3.	The committee may delegate any of its functions to a subcommittee.

4.	The committee will regularly report on actions taken by it to the full Board.

5.	The committee is authorized to obtain advice and assistance as it believes necessary from corporate personnel and from external legal, accounting and other advisors.

6.	The committee will establish, with the assistance of management and the internal audit manager, a calendar incorporating regular reporting items it requires from independent auditors, the internal audit function and management during the year.

Purpose

The purpose of the committee will be to:

•	Assist Board oversight of (1) the integrity of the corporation’s financial statements, (2) the corporation’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the corporation’s internal audit function and independent auditor and

•	Prepare the committee report to be included in the corporation’s proxy statement in accordance with applicable rules and regulations.

Duties and Responsibilities

The committee’s duties and responsibilities will be to:

1.	Retain and terminate, and be responsible for the compensation and oversight of, the corporation’s independent auditor.

2.	Approve all audit engagement fees and terms and all non-audit engagements with the independent auditor.

3.

On an annual basis, obtain and review a report by the independent auditor describing (1) all relationships the independent auditor has with the corporation, including any management consulting services and related fees provided to the auditor (so that the committee may assess the auditor’s independence); (2) the firm’s internal quality-control procedures; and (3) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. In connection with its evaluation of the independent auditor, the committee should, in addition to assuring the regular rotation of the lead audit partner as required by law, consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

4.	Review and approve the committee’s report to be included in the proxy statement and the corporation’s response to any comments of the Securities and Exchange Commission on the report.

5.	Review and discuss with management and the independent auditor the corporation’s annual and quarterly financial statements, including the corporation’s critical accounting estimates underlying the financial statements and other disclosures discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation”; the effect of regulatory and accounting initiatives and any off-balance sheet structures on the corporation’s financial statements; and any certification, report, opinion or review rendered by the independent auditor.

6.	Resolve any disagreements between management and the independent auditors regarding financial reporting.

7.	Discuss with management the corporation’s earnings press releases before their release. In addition, discuss the types of financial information and earnings guidance provided to analysts and rating agencies.

8.	Periodically consult with the independent auditor, outside the presence of management, about internal controls and the quality of the corporation’s financial statements. As part of this review, the committee will receive regular reports from the corporation’s counsel on significant litigation in which the corporation is involved and the anticipated impact of such litigation.

9.	Meet separately, at least quarterly, with management, the internal audit manager and the independent auditor to review the integrity of the corporation’s financial reporting processes, both internal and external.

10.	Discuss with management significant risks or exposures that the corporation may have and the steps management has taken to monitor and control such risks or exposures.

11.	Review and discuss with management and the independent auditor (1) major issues regarding accounting principles and financial statement presentation, including any significant changes in the corporation’s selection or application of accounting principles or adoption of new accounting principles; (2) major issues as to the adequacy of the corporation’s internal controls and any special audit steps adopted in light of material control deficiencies; and (3) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses prepared by management and the independent auditor of the effects of applying alternative accounting principles on the financial statements.

12.	Consider, in consultation with the independent auditor, the internal audit manager and the chief financial officer, the audit scope and plan of the independent auditor and the internal auditors. Review with the independent auditor, the internal audit manager and the chief financial officer the coordination of the audit effort with respect to completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

13.	Review with the independent auditor any audit problems or difficulties and management’s response. This review must include any restrictions on the scope of the independent auditor’s activities or on access to requested information and discussion of any disagreements with management. It should also include accounting adjustments proposed by the independent auditor but not adopted; communications between the audit team and the audit firm’s national office with regard to auditing or accounting issues presented by the engagement; and any management or internal control letter issued or proposed to be issued by the independent auditor.

14.	Receive any reports from the independent auditor under the provisions of Section 10A of the Securities Exchange Act of 1934 and review with management and recommend to the Board appropriate remedial action to be taken by the corporation.

15.	Establish hiring policies with respect to employees or former employees of the independent auditor.

16.	Discuss with the independent auditor the responsibilities, budget and staffing of the internal audit function.

17.	Review the appointment and replacement of the internal audit manager.

18.	Review significant reports to management prepared by the internal auditing department and management’s responses.

19.	Review legal and regulatory matters that may have a material impact on the corporation’s financial statements.

20.	Perform such other functions as may be assigned by the Board of Directors or as specified in policies adopted or approved by the Board of Directors.

21.	Establish procedures for (1) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters. Receive reports regarding any violations of the corporation’s code of business conduct relating to accounting, financial reporting or internal controls.

22.	Evaluate the committee’s own performance annually and report the results of the evaluation to the Board.

23.	Review this charter at least annually and update as necessary (with any amendments subject to approval by the Board).

Role of the Audit Committee

This charter assigns oversight responsibilities to the audit committee. Management is responsible for the preparation, presentation and integrity of the corporation’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The members of the audit committee are not acting as experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that the corporation’s financial statements have been prepared in accordance with generally accepted accounting principles or that the audit of the corporation’s financial statements by the independent auditor has been carried out in accordance with generally accepted auditing standards.

Appendix B

CIRCUIT CITY STORES, INC.

2003 STOCK INCENTIVE PLAN

1.  Purpose.    The purpose of this Circuit City Stores, Inc. 2003 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of Circuit City Stores, Inc. (the “Company”) by attracting and retaining key employees of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to employees under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees’ interests with those of the Company’s shareholders.

2.  Definitions.    As used in the Plan, the following terms have the meanings indicated:

(a)  “Act” means the Securities Exchange Act of 1934, as amended.

(b)  “Applicable Withholding Taxes” means the minimum aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any Incentive Award.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Change of Control” means the occurrence of either of the following events: (i) a third person, including a “group” as defined in section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 20 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(e)  “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f)  “Committee” means the committee appointed by the Board as described under Section 15.

(g)  “Company” means Circuit City Stores, Inc., a Virginia corporation.

(h)  “Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i)  “Date of Grant” means the date on which an Incentive Award is granted by the Committee.

(j)  “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other forms of Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(k)  “Fair Market Value” means, for any given date, the average of the high and low prices of the Company’s Common Stock on that date as reported by the exchange on which the Common Stock generally has the greatest trading volume.

(l)  “Incentive Award” means, collectively, the award of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit under the Plan.

(m)  “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(n) “Mature Shares” means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six (6) months or (ii) has purchased on the open market.

(o) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422 or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(p) “Option” means a right to purchase Company Stock granted under Section 8 of the Plan, at a price determined in accordance with the Plan.

(q) “Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

(r) “Participant” means any employee who receives an Incentive Award under the Plan.

(s) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(t) “Restricted Stock Award” means an award of Restricted Stock granted under the Plan.

(u) “Restricted Stock Unit” means a right granted to a Participant to receive Company Stock or cash awarded under Section 7.

(v) “Rule 16b-3” means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) or any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(w) “Stock Appreciation Right” means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 9.

(x) “Subsidiary” means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

(y) “10 percent Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

3.  General.    Incentive Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan referring to Rule 16b-3 shall apply only to Participants who are subject to section 16 of the Act.

4.  Stock.    Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan five million (5,000,000) shares of Company Stock. Subject to Section 14 of the Plan, no more than 1,500,000 shares of Company Stock may be allocated to the Incentive Awards that are granted to any one employee during any single calendar year. Shares of Company Stock that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares of Company Stock that are available for Incentive Awards under the Plan, such number shall include the number of shares of Company Stock under an Incentive Award surrendered by a Participant or retained by the Company in payment of Applicable Withholding Taxes.

5.  Eligibility.

(a)  All present and future employees of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 15, to select which employees shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Incentive Award.

(b)  The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6.  Restricted Stock Awards.

(a)  Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration. The number of shares of Restricted Stock and Restricted Stock Units payable in Company Stock subject to outstanding awards at any time may not exceed one million (1,000,000) shares, reduced by the number of shares of Restricted Stock with respect to which restrictions have previously lapsed (other than through forfeiture) and by the number of shares of Company Stock issued under Restricted Stock Units.

(b)  Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

(i)  None of such shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (d) or (e) below.

(ii)  The restrictions on such shares must remain in effect and may not lapse for a period of three years beginning on the Date of Grant, except as provided under paragraph (d) or (e) in the case of Disability, retirement, death or a Change in Control.

(iii)  If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (d) or (e) below, on the date such Participant shall cease to be so employed.

(iv)  The Committee may establish such other restrictions on such shares that the Committee deems appropriate, including, without limitation, events of forfeiture.

(c)  Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(d)  The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(e)  Notwithstanding the forfeiture provisions of paragraph (b)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(f)  Each Participant shall agree at the time his Restricted Stock Award is granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. If Restricted Stock is being issued to a Participant without the use of a stock certificate, the restrictions set forth in paragraph (b) shall be communicated to the shareholder in the manner required by law. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time.

7.  Restricted Stock Unit Awards.

(a)  Whenever the Committee deems it appropriate to grant an Incentive Award of Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units for which the Incentive Award is granted and the terms and conditions to which the Restricted Stock Units are subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. Restricted Stock Units may be made by the Committee in its discretion without cash consideration.

(b)  Restricted Stock Units issued pursuant to the Plan shall be subject to the following restrictions:

(i) The restrictions on Restricted Stock Units must remain in effect and may not lapse for a period of three years beginning on the Date of Grant, except as provided under paragraph (d) or (e) in the case of Disability, retirement, death or a Change in Control.

(ii) If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any Restricted Stock Units, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (d) or (e) below, on the date such Participant shall cease to be so employed.

(iii) The Committee may establish such other restrictions on such Restricted Stock Units that the Committee deems appropriate, including, without limitation, events of forfeiture.

(c)  The Committee shall establish as to each Incentive Award of Restricted Stock Units the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(d)  Notwithstanding the forfeiture provisions of paragraph (b)(ii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(e)  Each Participant shall agree at the time his Restricted Stock Units are granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver Mature Shares or (ii) have the

Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time.

8.  Stock Options.

(a)  Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible employee stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice may be given in writing or in electronic form and shall be the stock option agreement between the Company and the eligible employee.

(b)  The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100 percent of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10 percent Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of such shares on the Date of Grant.

(c)  The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100 percent of the Fair Market Value of such shares on the Date of Grant. Except as provided in Sections 13 or 14, a Participant may not surrender an Option in consideration for the grant of a new Option with a lower exercise price or for another Incentive Award.

(d)  Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i)  No Incentive Stock Option may be exercised after the first to occur of:

(x)  Ten years (or, in the case of an Incentive Stock Option granted to a 10 percent Shareholder, five years) from the Date of Grant,

(y)  Three months following the date of the Participant’s termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

(z)  One year following the date of the Participant’s termination of employment by reason of death or Disability.

(ii)  Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant’s employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the then exercisable portion of the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant’s death by the person to whom the Participant’s rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

(iii)  An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount “). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e)  The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement, and, in such event, paragraph (d) shall not apply.

9.  Stock Appreciation Rights.

(a)  Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Nonstatutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant’s stock option agreement. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i)  Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)  Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii)  The Committee may, in its discretion, grant Stock Appreciation Rights in connection with Options which by their terms become fully exercisable upon a Change of Control, which Stock Appreciation Rights shall only be exercisable following a Change of Control. The underlying Option may provide that such Stock Appreciation Rights shall be payable solely in cash. The terms of the underlying Option shall provide the method by which Fair Market Value of the Company Stock on the date of exercise shall be calculated based on one of the following alternatives:

(x)  the closing price of the Company Stock on the exchange on which it is then traded on the business day immediately preceding the day of exercise;

(y)  the highest closing price of the Company Stock on the exchange on which it is then traded, during the 90 days immediately preceding the Change of Control; or

(z)  the greater of (x) or (y).

(iv)  Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable, and shall expire no later than the date on which the related Option expires.

(v)  A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(b)  Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted without related Options. The terms and conditions of the award shall be set forth in a Stock Appreciation Rights agreement between the Company and the Participant in written or electronic form. The following provisions apply to all Stock Appreciation Rights that are granted without related Options:

(i)  Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)  Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant’s Stock Appreciation Rights agreement.

(c)  The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant’s stock option agreement (if the Stock Appreciation Rights are related to an Option) or Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

10.  Method of Exercise Of Options And Stock Appreciation Rights.

(a)  Options and Stock Appreciation Rights may be exercised by the Participant by giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest under the Code. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant’s stock option agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

(b)  The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require of the Participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any Applicable

Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

(c)  Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

(d)  As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option or Stock Appreciation Rights agreement so provides, or the Committee by separate action so provides, a Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

(e)  Notwithstanding anything herein to the contrary, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

11.    Nontransferability of Incentive Awards.    Incentive Awards shall not be transferable unless so provided in the award agreement or an amendment to the award agreement. Incentive Stock Options, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

12.  Effective Date of the Plan and Transition.    This Plan shall be effective upon approval by the shareholders of Circuit City Stores, Inc. No Option or Stock Appreciation Right shall be exercisable and no Company Stock shall be issued under the Plan until (i) the Plan has been approved by shareholders, (ii) shares issuable under the Plan have been registered with the Securities and Exchange Commission and accepted for listing on the New York Stock Exchange upon notice of issuance, and (iii) the requirements of any applicable state securities laws have been met.

13.  Termination, Modification, Change.    If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 28, 2013. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13), expands the class of persons eligible to receive Incentive Awards, materially increases the benefits accruing to Participants under the Plan, or permit the surrender of an Option in consideration for the grant of a new Option with a lower exercise price or another Incentive Award, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code sections 162(m) and 422, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

14.  Change in Capital Structure.

(a)  In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, or other change in the Company’s capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Incentive Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Restricted Stock or unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

(b)  If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c)  Any determination made or action taken under this Section 14 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant.

15.  Administration Of The Plan.    The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than two members of the Board. Subject to paragraph (e) below, the Committee shall be the Compensation and Personnel Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)  The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) when Options or Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) whether to approve a Participant’s election (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes (xiii) the terms and conditions applicable to Restricted Stock Awards, (xiv) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xv) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock or Restricted Stock Units will lapse or be removed, (xvi) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xvii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b)  The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)  A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)  The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If a Committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(e)  All members of the Committee must be “outside directors” as described in Code section 162(m). In addition, all members of the Committee must be “non-employee directors” as defined in Rule 16b-3.

16.  Notice.    All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a)  If to the Company—at its principal business address to the attention of the Secretary;

(b)  If to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17.  Shareholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an Incentive Award unless and until such Participant has satisfied all requirements under the terms of the Incentive Award.

18.  No Employment or Other Service Rights.    Nothing in the Plan or any instrument executed or Incentive Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company (or a Parent or Subsidiary of the Company) in the capacity in effect at the time the Incentive Award was granted or shall affect the right of the Company (or a parent or Subsidiary of the Company) to terminate the employment of a Participant with or without notice and with or without cause.

19.  Interpretation.    The terms of the Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. As to all Options, this Plan shall be interpreted for such Options to be excluded from applicable employee remuneration for purposes of Code section 162(m).

Appendix C

CIRCUIT CITY STORES, INC.

2003 ANNUAL PERFORMANCE-BASED BONUS PLAN

1.  Purpose.    The purpose of the Circuit City Stores, Inc. 2003 Annual Performance-Based Bonus Plan (the “Plan”) is to provide an annual performance based incentive for executive officers who are in a position to contribute materially to the success of the Company and its Subsidiaries.

2.  Definitions.

(a)  “Award” means an award made pursuant to the Plan.

(b)  “Award Agreement” means the agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Change of Control” means the occurrence of either of the following events: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 20 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(e)  “Code” means the Internal Revenue Code of 1986, as amended.

(f)  “Code Section 162(m) Award” means an Award intended to satisfy the requirements of Code Section 162(m) and designated as such in an Award Agreement.

(g)  “Committee” means the committee appointed by the Board as described under Section 4.

(h)  “Company” means Circuit City Stores, Inc., a Virginia corporation.

(i)  “Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

(j)  “Executive Employee” means all executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired).

(k)  “Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).

(l)  “Participant” means an Executive Employee selected from time to time by the Committee to participate in the Plan.

(m)  “Performance Adjustment” means the percentage(s), as set forth in an award schedule, that will, when multiplied by a Participant’s Target Bonus, determine the amount of a Participant’s Award.

(n)  “Performance Criteria” means the criteria selected by the Committee to measure performance for a Plan Year from among one or more of the following:

Pre-tax earnings (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); earnings per share (including or excluding nonrecurring items); return on invested capital (ROIC); free cash flow; value added (ROIC less cost of capital multiplied by capital); total shareholder return; economic value added (net operating profit after tax less cost of capital); operating ratio; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations compared to capital spending; net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes); net sales; price per share of Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; and sales volume.

(o)  “Performance Goal” means one or more levels of performance as to each Performance Criteria, as established by the Committee, that will result in the Performance Adjustment that is established by the Committee for each such level of performance.

(p)  “Plan Year” means the fiscal year of the Company.

(q)  “Retirement” means, with respect to a Participant, the earliest date on which the Participant is eligible to retire under any qualified Code Section 401(a) plan of the Company, or, if there is no such plan, age 65.

(r)  “Subsidiary” means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code Section 424(f).

(s)  “Target Bonus” means the bonus payable to a Participant if there is a 100-percent Performance Adjustment for each Performance Criteria.

3.  Eligibility.    All present and future Executive Employees shall be eligible to receive Awards under the Plan. The Committee shall have the power and complete discretion to select eligible Executive Employees to receive Awards and to determine for each Participant the terms and conditions and the amount of each Award.

4.  Awards.

(a)  Each Award shall be evidenced by an Award Agreement setting forth the Performance Goals for each Performance Criteria, the Target Bonus, the maximum bonus payable and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Anything else in this Plan to the contrary notwithstanding, the aggregate maximum amount payable under the Plan to any Participant in any Plan Year shall be the lesser of 200 percent of the Participant’s base salary or $3,000,000. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

(b)  The Committee shall establish the Performance Goals for the Company and/or its Subsidiaries each Plan Year. The Committee shall also determine the extent to which each Performance Criteria shall be weighted in determining Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Award to Award and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

(c)  The Committee shall establish for each Award the percentage of the Target Bonus for such Participant payable at specified levels of performance, based on the Performance Goal for each Performance Criteria and the weighting established for such criteria. The Award payable to any Participant may range from zero (0) to two hundred percent of the Participant’s Target Bonus, depending upon whether, or the extent to which, the Performance Goals have been achieved. All such determinations regarding the achievement of any Performance Goals will be made by the Committee; provided, however, that the Committee may not increase during a Plan Year the amount of the Award that would otherwise be payable upon achievement of the Performance Goal or Goals.

(d)  The actual Award for a Participant will be calculated by multiplying the Participant’s Target Bonus by the Performance Adjustments in accordance with the Award. All calculations of actual Awards shall be made by the Committee.

(e)  Awards will be paid, in a lump sum cash payment, as soon as practicable after the close of the Plan Year for which they are earned; provided, however, that no Awards shall be paid except to the extent that the Committee has certified in writing that the Performance Goals have been met. Notwithstanding the foregoing provisions of this Section 4(e), the Committee shall have the right to allow Participants to elect to defer the payment of Awards subject to such terms and conditions as the Committee may determine.

(f)  Whenever payments under the Plan are to be made, the Company and/or the Subsidiary will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

(g)  Nothing contained in the Plan will be deemed in any way to limit or restrict the Company, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

5.  Administration.    The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than two members of the Board. Subject to paragraph (d) below, the Committee shall be the Compensation and Personnel Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)  The Committee shall have the power and complete discretion to determine (i) which Executive Employees shall receive an Award and the nature of the Award, (ii) the amount of each Award, (iii) the time or times when an Award shall be granted, (iv) whether a disability exists, (v) the terms and conditions applicable to Awards, and (vi) any additional requirements relating to Awards that the Committee deems appropriate.

(b)  The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)  A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)  All members of the Committee must be “outside directors” as described in Code Section 162(m).

(e)  The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

(f)  As to any Code Section 162(m) Awards, it is the intent of the Company that this Plan and any Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Code Section 162(m). If any provision of this Plan or if any Code Section 162(m) Award would otherwise conflict with the intent expressed in this Section 4(f), that provision to the extent possible shall be interpreted so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees. Nothing herein shall be interpreted to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.

(g)  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criteria, Performance Goals, the weightings thereof, and Target Bonuses.

6.  Change of Control.    In the event of a Change of Control of the Company, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants: (a) accelerate time periods for purposes of vesting in, or receiving any payment with regard to, any outstanding Award, or (b) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control. Any such action approved by the Committee shall be conclusive and binding on the Company and all Participants.

7.  Nontransferability of Awards.    An Award shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution.

8.  Termination, Modification, Change.    If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 28, 2013. No Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that changes the Performance Criteria, or materially increases the maximum potential benefits for Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Awards to meet the requirements of Code Section 162(m), and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him.

9.  Unfunded Plan.    The Plan shall be unfunded. No provision of the Plan or any Award Agreement will require the Company or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

10.  Liability of Company.    Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor a Subsidiary, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. Status as an eligible Executive Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Executive Employee or to eligible Executive Employees generally. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Executive Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits.

11.  Interpretation.    If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

12.  Effective Date of the Plan.    The Plan shall be effective as of March 1, 2003 and shall be submitted to the shareholders of Circuit City Stores, Inc. for approval. No Award shall be payable to a Covered Employee until the Plan has been approved by the shareholders.

CIRCUIT CITY STORES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 17, 2003.

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated May 9, 2003, hereby appoints W. Alan McCollough and W. Stephen Cannon, and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Circuit City Stores, Inc. (the “Company”) common stock, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 17, 2003, at 10:00 a.m., Eastern Daylight Time, and any adjournment thereof, with full discretion to vote on any matter that may come before the Annual Meeting, except that such shares shall be voted in accordance with the special instructions set forth below.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Ronald M. Brill	04 W. Alan McCollough	☐	Vote FOR all nominees	☐	Vote WITHHElD
		02 Barbara S. Feigin	05 Mikael Salovaara		for the terms set forth		from all nominees
		03 Alan Kane			in the Proxy Statement
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò    Please fold here    ò

2.	Approval of the 2003 Stock Incentive Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the 2003 Annual Performance-Based Bonus Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors Recommends a Vote AGAINST Item 4.

4.	Shareholder proposal regarding the Company’s shareholder rights plan (described in the Proxy Statement).	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

IF YOU SPECIFY A CHOICE AS TO THE ACTION TO BE TAKEN ON AN ITEM, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH CHOICE. IF YOU DO NOT SPECIFY A CHOICE, IT WILL BE VOTED FOR ITEMS 1, 2, AND 3, AND AGAINST ITEM 4.

For participants in the Company’s Employee Stock Purchase Plan, this card serves as voting instructions to Computershare Trust Co., Inc. for shares held on your behalf by Computershare as service provider for the Plan.

Any proxy or proxies previously given for the meeting are revoked.

PLEASE MARK, SIGN, DATE AND RETURN PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Address Change? Mark Box ☐	Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.